UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2010
SKYLINE CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN	46515

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (574) 294-6521
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On September 27, 2010, Skyline Corporation held its Annual Meeting of Shareholders at which the following matters were submitted to a vote of the security holders:
1.	Election of Directors for a One Year Term

Election of Directors
Nominee	Votes For	Votes Against	Votes Withheld	Shares Not Voted
Arthur J. Decio	7,628,071	0	127,495	635,678
Thomas G. Deranek	7,623,248	0	132,318	635,678
John C. Firth	7,710,482	0	45,084	635,678
Jerry Hammes	7,628,071	0	127,495	635,678
William H. Lawson	7,628,071	0	127,495	635,678
David T. Link	7,628,271	0	127,295	635,678
Andrew J. McKenna	7,628,003	0	127,563	635,678
2.	Ratification of the Appointment of Crowe Horwath LLP as Independent Accounting Firm for Fiscal Year 2011

Votes For	Votes Against	Votes Withheld	Shares Not Voted
8,051,101	1,105	15,512	323,526
Item 7.01 Regulation FD Disclosure.
Following the Annual Meeting of Shareholders, the Board of Directors elected the following persons as Officers of the Corporation to serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors (September 26, 2011) or until their successors are elected and qualify:

Thomas G. Deranek	Chairman and Chief Executive Officer
Jon S. Pilarski	Vice President, Finance & Treasurer, Chief Financial Officer
Terrence M. Decio	Vice President, Marketing & Sales
Charles W. Chambliss	Vice President, Product Development and Engineering
Bruce G. Page	Vice President, Operations
Martin R. Fransted	Corporate Controller & Secretary
In addition, the Board of Directors named Samuel S. Thompson as General Counsel.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION
Date: September 28, 2010
	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer